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                                   EXHIBIT 10

                              Fourth Amendment to
                           Revolving Credit Agreement

This Fourth Amendment to the Revolving Credit Agreement, dated as of March 7, 1997 is made by and between The Provident Bank (the "Bank"), an Ohio banking corporation, doing business at One East Fourth Street, Cincinnati, Ohio 45202, and Max & Erma's Restaurants, Inc. (the "Borrower"), a Delaware corporation, doing business at 4849 Evanswood Drive, Columbus, Ohio 43229.

                                   WITNESSETH

WHEREAS, the parties hereto have previously entered into that certain Revolving Credit Agreement dates as of October 25, 1993, which has been amended three times on January 17, 1994, August 25, 1995, and February 17, 1996 (hereinafter the "RCA"), whereby the Bank made certain loans to Borrower.

WHEREAS, the parties wish to further amend the RCA to provide for changes in covenants and certain other provisions.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

1. The date in the last line of Section 1.1(a) shall be amended to read "January 1, 2004".

2. The second sentence of Section 1.1(b) shall be deleted and the following inserted in its place: The initial Baseline Commitment of the Bank is $18,000,000 which Baseline Commitment shall decrease by $900,000 every three months, with the first decrease to occur on March 1, 1999.

3. The ratio referred to in the last line of Section 6.2(b) shall be amended to read "1 to 1".

4. Insert after "$100,000", within the fourth line of section 6.1(c) the following: except for those liabilities associated with the establishment of a new wholly owned subsidiary the sole purpose of which is to operate one or more Italian theme restaurants,

5. Delete the word "and" in the seventh line of Section 6.1(g) and insert the word "or".

6. Replace the period at the end of Section 6.1(g) with a semicolon and after the semicolon insert the following: or (iii) the investment or capital contribution of up to $2,500,000 in a new wholly owned subsidiary established to operate one or more Italian restaurants. The investment limitation for this subsidiary shall no longer apply after the Company has provided certification to the Bank along with any supporting documentation which the Bank may reasonably request that for the six months immediately preceding the date of such certification (A) a minimum of four such restaurants have been in existence; and (B) the aggregate Net Income for all such restaurants as evidenced by the restaurant Income Statements for the six month period prepared in the form attached hereto as Exhibit 6.1(g) is equal to or in excess of $250,000.


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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to the
Revolving Credit Agreement as of the date first set forth above.

MAX & ERMA'S RESTAURANTS, INC.                       THE PROVIDENT BANK

BY: /s/ William C. Niegsch, Jr.             BY: /s/ Michael G. Giulioli
   ---------------------------------           --------------------------------
         William C. Niegsch, Jr.                      Michael G. Giulioli
         Executive Vice President                     Regional Vice President


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